Master Government Securities Trust
File Number: 811-21300
CIK Number: 1186241
For the Period Ending: 9/30/2003

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Government Securities Incorporated, for the six months ended September 30, 2003.

Purchases (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

04/02/2003	$78,000	Merrill Lynch Government	1.23%	04/09/2003
04/03/2003	44,000	U.S. Treasury Bills	1.10	07/03/2003
04/09/2003	77,000	Merrill Lynch Government	1.21	04/16/2003
04/16/2003	77,000	Merrill Lynch & Co.	1.24	04/23/2003
04/23/2003	75,000	Merrill Lynch Government	1.21	04/30/2003
04/30/2003	75,000	Merrill Lynch Government	1.23	05/07/2003
05/07/2003	76,000	Merrill Lynch Government	1.20	05/14/2003
05/14/2003	76,000	Merrill Lynch Government	1.24	05/21/2003
05/14/2003	20,500	U.S. Treasury Bills	1.07	08/21/2003
05/21/2003	74,000	Merrill Lynch Government	1.21	05/28/2003
05/28/2003	73,000	Merrill Lynch Government	1.25	06/04/2003
06/04/2003	73,000	Merrill Lynch Government	1.21	06/11/2003
06/11/2003	73,000	Merrill Lynch Government	1.22	06/18/2003
06/18/2003	72,000	Merrill Lynch Government	1.21	06/25/2003
06/25/2003	65,000	Merrill Lynch Government	0.88	06/26/2003
06/26/2003	65,000	Merrill Lynch Government	1.02	07/03/2003
07/03/2003	70,000	Merrill Lynch Government	0.97	07/10/2003
07/10/2003	70,000	Merrill Lynch Government	0.95	07/17/2003
07/24/2003	68,000	Merrill Lynch Government	1.00	07/31/2003
07/31/2003	69,000	Merrill Lynch Government	1.05	08/07/2003
08/07/2003	70,000	Merrill Lynch Government	0.96	08/14/2003
08/14/2003	70,000	Merrill Lynch Government	1.03	08/21/2003
08/21/2003	70,000	Merrill Lynch Government	0.97	08/28/2003
08/28/2003	68,000	Merrill Lynch Government	1.01	09/04/2003
09/04/2003	70,000	Merrill Lynch Government	1.00	09/11/2003
09/11/2003	69,000	Merrill Lynch Government	1.00	09/18/2003
09/18/2003	69,000	Merrill Lynch Government	0.97	09/25/2003
09/25/2003	66,000	Merrill Lynch Government	1.01	10/02/2003
07/17/203	69,000	Merrill Lynch Government	1.00	07/24/2003